UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2011

RED MOUNTAIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

(214) 871-0400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, Red Mountain Resources, Inc. appointed Randell K. Ford as an additional member of the Company’s Board of Directors.

Randell K. Ford, 62 years old, has worked in the oil and gas industry for over 40 years. Mr. Ford has been the President of R. K. Ford and Associates, Inc. since 1993. R. K. Ford & Associates, Inc. is a consulting firm, based in the Permian Basin (Midland, TX), that specializes in drilling, engineering and completion of oil and gas wells. Mr. Ford’s oil and gas drilling specialties include under-balanced drilling, air drilling, short radius horizontal drilling, high angle directional drilling, deep well drilling and high pressure reservoir drilling. Mr. Ford started as a roughneck in 1967 and worked his way through all positions on the drilling rigs until 1989 when he became the Divisional Drilling Engineer for Grace Drilling Company, working in that capacity until 1993. Currently, Mr. Ford is a partner in Western Drilling, which currently owns 5 drilling rigs in the Permian Basin.  While serving as President, Division Drilling Engineer, Principal and various other oilfield service positions, Mr. Ford has drilled, managed, consulted or invested in over 4,000 wells located domestically in Alaska, Arkansas, Colorado, Florida, Kansas, Louisiana, Mississippi, Nevada, New Mexico, North Dakota, Oklahoma, Ohio, Pennsylvania, South Dakota, Texas, Utah, West Virginia and Wyoming and internationally in Colombia, Costa Rica, Guatemala, Iraq, Libya, Mexico, Peru, Romania, Russia, Saudi Arabia, Turkey and Venezuela.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2011	RED MOUNTAIN RESOURCES, INC.

By: /s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer